Exhibit 23

Exhibit (23) to Report

On Form 10-K for Fiscal

Year Ended June 30, 2005

By Parker-Hannifin Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-02761, 333-96453, 333-88206 and 333-82806) and S-8 (Nos. 33-53193, 33-43938, 2-66732, 333-95477, 333-34542, 333-103181, 333-103633, 333-107691, 333-117761 and 333-126957) of Parker-Hannifin Corporation of our report dated August 15, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

September 2, 2005